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                                                                   Exhibit 2(cc)

                            DOCUMENT ESCROW AGREEMENT

                               The Klein Companies


      This agreement is made and entered into __________________, 1997, among United Magazine Company, an Ohio corporation ("UNIMAG"), Geo. R. Klein News Company, an Ohio corporation, Central News Company, an Ohio corporation, Newspaper Sales, Inc., an Ohio corporation (collectively, the "KLEIN COMPANIES"), Klein's shareholder (the "KLEIN SHAREHOLDER"), and Baker & Hostetler LLP ("ESCROW AGENT").


                            BACKGROUND INFORMATION

      A. Unimag, the Klein Companies and the Klein Shareholder are parties to a Stock Transfer and Exchange Agreement dated effective August 30, 1997, as amended by that certain Amendment to Acquisition Agreement dated effective __________, 1997 (collectively, the "EXCHANGE AGREEMENT"), and certain other documents executed in connection with the transactions contemplated by the Exchange Agreement (the "ADDITIONAL DOCUMENTS").

      B. Unimag, the Klein Companies, and the Klein Shareholder desire to consummate the Exchange (defined in the Exchange Agreement) and the other transactions contemplated by the Exchange Agreement upon the satisfaction of certain conditions (as described in Section 6.5 of the Exchange Agreement and as also described more fully in this agreement).

      C. Unimag, the Klein Companies, and the Klein Shareholders desire to deposit the Additional Documents into escrow with the Escrow Agent, to be held by the Escrow Agent upon the terms and subject to the conditions of this agreement. Any and all agreements, instruments, and other documents delivered to Escrow Agent to be held by it pursuant to the terms and subject to the conditions of this agreement are sometimes referred to hereinafter, collectively, as the "CLOSING DOCUMENTS".

      D. Escrow Agent is willing to serve as the escrow agent upon the terms and subject to the conditions of this agreement.


                             STATEMENT OF AGREEMENT

      The parties to this Agreement (each a "PARTY," and collectively, the "PARTIES") hereby acknowledge the accuracy of the above Background Information and, in consideration of the mutual covenants and agreements set forth in this agreement, the Parties agree as follows:


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      Section 1. Unless otherwise defined in this agreement, all capitalized words and phrases in this agreement shall have the same meanings as set forth in the Exchange Agreement.

      Section 2. Unimag, the Klein Companies, and/or the Klein Shareholder have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the agreements and documents described on Exhibit A.

      Section 3. Unimag has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit B.

      Section 4. The Klein Companies has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit C.

      Section 5. The Klein Shareholder has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit D.

      Section 6. Unimag, the Klein Companies and/or the Klein Shareholder, as the case may be, may hereafter deliver to Escrow Agent various other agreements, instruments, and other documents to be held upon the terms and subject to the conditions of this agreement. Upon delivery of such items to Escrow Agent, they shall become Closing Documents under this agreement.

      Section 7. Unless Unimag, the Klein Companies, and the Klein Shareholder all otherwise agree and collectively instruct Escrow Agent in writing accordingly, the delivery of the Closing Documents out of escrow shall be subject to the fulfillment of the following conditions:

            (a) The Exchange Agreement (with all of its schedules and exhibits) and the Exchange shall have been finally approved by Unimag's Board of Directors. This condition shall be satisfied by delivery to Escrow Agent of resolutions of Unimag's Board of Directors providing such approval, certified by Unimag's Secretary.

            (b) The Exchange, the Michiana Acquisition, the Stoll Acquisition, and the Scherer Companies Acquisitions (except for the acquisition of Read-mor), shall have been approved by the affirmative vote of the shareholders of Unimag entitled to exercise voting power over at least a majority of the outstanding common shares, without par value, of Unimag. This condition shall be satisfied by delivery to Escrow Agent of a certificate executed by the inspector of elections for this shareholders' meeting, in the form attached hereto as Exhibit E, certifying that the Exchange, the Michiana Acquisition, Stoll Acquisition, and the Scherer Companies Acquisitions (except for the acquisition of Read-mor) were approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag.


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            (c) A 1 for 10 reverse stock split of the outstanding common shares, without par value, of Unimag shall have been effected. This condition shall be satisfied by delivery to Escrow Agent of a certificate from the Ohio Secretary of State certifying the effectiveness of an amendment to Unimag's articles of incorporation, which has a provision providing for such reverse stock split.

      Section 8. Upon the satisfaction of the conditions set forth in Section 7 by Escrow Agent's receipt of all of the certificates and consents described in
Section 7, the Parties will attend the Closing (as contemplated by the Exchange Agreement) and Escrow Agent will distribute (a) the Debenture Agreement counterpart signature pages listed on Exhibit A and the Shareholder Voting Agreement counterpart signature pages listed as item 1 on Exhibit D to the trustee under the Debenture Agreement with instructions to distribute fully executed copies of the Debenture Agreement and the Shareholder Voting Agreement (once all of the closings have been completed) to (i) Thaddeus A. Majerek (who shall represent Michiana and its shareholders for purposes of receipt of such documents), (ii) Richard Stoll, Jr. (who shall represent Stoll and its shareholders for purposes of receipt of such documents), (iii) Ronald E. Scherer (who shall represent the Scherer Companies and their shareholders for purposes of receipt of such documents), and (iv) George R. Klein (who shall represent the Klein Companies and their shareholders for purposes of receipt of such documents); (b) the documents listed in Exhibit B to George R. Klein (who shall represent the Klein Shareholders for purposes of the receipt of such documents);
(c) the documents listed as item 2 of Exhibit C to the trustee under the Debenture Agreement to be filed by the trustee; (d) the remaining documents listed in Exhibit C to an officer of Unimag; and (e) the document listed as item 2 in Exhibit D to an officer of Unimag. If instructed to do so by a Party entitled to receive documents, the Escrow Agent may deliver such documents to another person or entity.

      Section 9. If all of the conditions set forth in Section 7 have not been satisfied by ______________, 1997, or such later date as Unimag and the Klein Companies may agree to and so instruct Escrow Agent in writing, then Escrow Agent shall (a) destroy the Closing Documents described in Exhibit A, (b) return the Closing Documents described in Exhibit B to Unimag, (c) return the Closing Documents described in Exhibit C to the Klein Companies and (d) return the Closing Document described as item 2 in Exhibit D to the Klein Shareholder, and destroy those Closing Documents listed as item 1 of Exhibit D; and all of the Closing Documents shall be deemed void and of no further force and effect. Notwithstanding the foregoing, the Exchange Agreement shall be deemed terminated and each of Unimag, the Klein Companies, and the Klein Shareholder shall remain responsible for its or their costs and expenses associated with the transactions contemplated by the Exchange Agreement in accordance with the provisions of
Section 9.10 of the Exchange Agreement.

      Section 10. In the event of any dispute between or among any of the Parties relating to distribution of the Closing Documents by Escrow Agent or any other matter, Escrow Agent may submit the matter to any court of competent jurisdiction in an interpleader or similar action.


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Any and all costs incurred by Escrow Agent in connection therewith, including reasonable attorneys' fees and costs, shall be shared equally by Unimag and the Klein Shareholder. Escrow Agent shall perform any acts ordered by any court of competent jurisdiction without any liability or obligation to any other Party by reason of such act.

      Section 11. Escrow Agent shall have no liability to any other Party, or such Party's successor or assigns, or to any person or entity claiming under or in the right of any other Party, based upon or on account of any action taken or omitted by Escrow Agent, unless such action or omission shall have been the result of Escrow Agent's gross negligence or intentional misconduct. Notwithstanding the foregoing to the contrary, in no event shall the Escrow Agent be liable to any party for acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, facsimile transmission or other paper or document believed by Escrow Agent to be genuine and correct and to have been signed or sent by the proper person or persons. Unimag, the Klein Companies, and the Klein Shareholder shall, jointly and severally, hold harmless and indemnify Escrow Agent from and against any and all losses, liabilities, damages, claims, suits, actions, costs, and expenses (including attorneys' fees) which may be asserted against or incurred by Escrow Agent as a result of it serving as escrow agent under this agreement.

      Section 12. Instructions to Escrow Agent shall be addressed to:

                  Baker & Hostetler LLP
                  65 East State Street, Suite 2100
                  Columbus, Ohio 43215
                  Attention:  Boyd Moehring, Esq.

and shall be deemed to have been delivered to the Escrow Agent when delivered personally, by facsimile (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered to Federal Express, United Parcel Service, or any other nationally recognized express delivery service.

      Section 13. The Parties hereby: (a) designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and venue for any actions or proceedings relating to this agreement; (b) irrevocably consent to such designation, jurisdiction and venue; and (c) waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceedings initiated in the Court of Common Pleas of Franklin County, Ohio.

      Section 14. The rights and obligations of the Parties under this agreement shall be construed and resolved in accordance with the laws of the State of Ohio, exclusive of conflict of laws principles. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and permitted assigns of the Parties. This agreement may be executed in one or more separate counterparts, which, when read together, shall be as


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fully-effective as a single, executed counterpart and all of which shall constitute one and the same document.

      Section 15. If the Escrow Agent receives a written notice from any of the Parties of a dispute as to completion of any of the conditions set forth in
Section 7, and such notice is received prior to the distributions from escrow set forth in Section 8, then Escrow Agent shall, until such dispute is resolved, either submit the documents held in escrow to another law firm selected by it to act as successor escrow agent, or deposit such documents with a court of competent jurisdiction or continue to retain the documents and act as Escrow Agent. In the event of such dispute, the escrow documents shall be held by the Escrow Agent or its successor or the court until otherwise directed in writing by agreement of the parties or otherwise directed by a court of competent jurisdiction. In any such event, the parties agree that Baker & Hostetler LLP may continue to represent Unimag in any matter, including any dispute under this agreement, and the parties hereby waive any conflict of interest of Baker & Hostetler LLP in that regard.


                                    UNITED MAGAZINE COMPANY


                                    By__________________________________
                                        Ronald E. Scherer, Chairman


                                    THE GEO. R. KLEIN NEWS COMPANY


                                    By__________________________________
                                        G. Robert Klein, Chairman


                                    CENTRAL NEWS COMPANY


                                    By__________________________________
                                        G. Robert Klein, Chairman





                  [Signatures continued on the following page.]


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                                    NEWSPAPER SALES, INC.


                                    By__________________________________
                                        George R. Klein, Chairman


                                    THE KLEIN SHAREHOLDER


                                    ____________________________________
                                    George R. Klein



                                    BAKER & HOSTETLER LLP


                                    By__________________________________
                                       Boyd Moehring, Partner


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                                    EXHIBIT A

               DOCUMENTS DELIVERED BY UNIMAG, THE KLEIN COMPANIES,
                          AND/OR THE KLEIN SHAREHOLDER

1. Debenture Agreement dated as of October 9, 1996, among Unimag, the Klein Shareholder, and certain other parties. (Includes counterpart signature pages for only the Klein Shareholder. The remaining counterpart signature pages will be provided in connection with the other Escrow Closings.)
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                                    EXHIBIT B

                          DOCUMENTS DELIVERED BY UNIMAG


1.    Certified articles of incorporation of Unimag.

2.    Good standing certificate of Unimag.

3.    Certified code of regulations of Unimag.

4.    Incumbency certificate of Unimag.

5.    Certificate of president of Unimag.

6.    Certified board of directors resolutions.

7. Letters from shareholders of Unimag entitled to vote more than 51% of Unimag common shares indicating they will vote in favor of the Exchange.

8. Letter or copy of federal register notice from Federal Trade Commission terminating HSR Act waiting period.

9.    Letter of Arthur Andersen LLP with respect to tax effect on Unimag of the
      Section 351 exchange.

10. Irrevocable instruction letter to Unimag's transfer agent for the issuance of Unimag Shares to the Klein Shareholder as required by the Exchange.

11. One Senior Debenture to be issued to the Klein Shareholder (or its designee) under the Debenture Agreement.

12. One Subordinated Debenture to be issued to the Klein Shareholder (or its designee) under the Debenture Agreement.

13.   Management Agreement between Unimag and George R. Klein.

14.   Employment Agreement between Unimag and Ronald Clark.

15.   Employment Agreement between Unimag and Fred Havlice.

16. [Resolutions of Unimag as sole shareholder of each of the Klein Companies electing new directors.]

17. [Resolutions of Unimag as directors of each of the Klein Companies electing new officers for each of the Klein Companies.]
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                                    EXHIBIT C

                   DOCUMENTS DELIVERED BY THE KLEIN COMPANIES



1. Two fully executed Security Agreements between the Klein Companies and the Trustee granting to the Trustee (for the benefit of the Debenture Holders) a security interest in all of the personal property of the Klein Companies.

2. Six UCC-1 Financing Statements, two for each of the Klein Companies (to be filed in the office of the Ohio Secretary of State and the Recorder of Cuyahoga County).

3.    Certified articles of incorporation of each of the Klein Companies.

4.    Good standing certificate of each of the Klein Companies.

5.    Certified Code of Regulations of each of the Klein Companies.

6.    Incumbency certificates of each of the Klein Companies.

7.    Certificate of president or other officers of each of the Klein Companies.

8. Written actions of board of directors and shareholder of each of the Klein Companies.

9.    Opinion letter of the Klein Companies' legal counsel.

10.   Each of the Klein Companies' minute books and other corporate records.

11. Consent from Welsh News Agency, Inc. to the security interest granted by Geo. R. Klein News Company to the Trustee pursuant to the Security Agreement.

12. Consent from City News Agency, Inc. the security interest granted Central News Company to the Trustee pursuant to the Security Agreement.

13. [Leases between the Klein Companies and related parties with fair market rental rates.]
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                                    EXHIBIT D

                  DOCUMENTS DELIVERED BY THE KLEIN SHAREHOLDER

1. Shareholder Voting Agreement dated October 9, 1996, among the Klein Shareholder and certain other parties (includes counterpart signature pages for only the Klein Shareholder).

2.    All of the certificates for the Klein Shares endorsed for transfer to
      Unimag.
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                                    EXHIBIT E

                      CERTIFICATE OF INSPECTOR OF ELECTIONS


      The undersigned, as the inspector of elections for the annual meeting of shareholders of United Magazine Company, an Ohio corporation ("UNIMAG"), held on ______________, 199__, hereby certifies to Baker & Hostetler LLP that the acquisitions described below have been approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag:

      1. The Merger Agreement among Unimag, Ohio Periodical Distributors, Inc. ("OPD"), and all of its shareholders;

      2. The Stock Transfer and Exchange Agreement among Unimag, The Stoll Companies ("STOLL"), and all of its shareholders and the acquisition of the stock of Stoll in accordance with the terms of such exchange agreement;

      3. The Asset Transfer and Exchange Agreement between Unimag and Northern News Company ("NORTHERN") and the acquisition of certain assets and liabilities of Northern in accordance with the terms of such exchange agreement;

      4. The Stock Transfer and Exchange Agreement among Unimag, Michiana News Service, Inc. ("MICHIANA"), and all of its shareholders and the acquisition of the stock of Michiana in accordance with the terms of such exchange agreement;

      5. The Stock transfer and Exchange Agreement among Unimag, The Scherer Companies ("SCHERER"), and all of its shareholders and the acquisition of the stock of Scherer in accordance with the terms of such exchange agreement; and

      6. The Asset Transfer and Exchange Agreement between Unimag and Wholesalers Leasing Corp. ("WHOLESALERS") and the acquisition of certain assets of Wholesalers in accordance with the terms of such exchange agreement.

      7.    The Stock Transfer and Exchange Agreement among Unimag, The George
            R. Klein News Co., Central News Co., Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"), and all of their shareholders and the acquisition of the stock of the Klein Companies in accordance with the terms of such exchange agreement.


Date: _____________, 199__                ____________________________________
                                          ____________, Inspector of Elections